Exhibit 99.1 Business Update Supplement - SCE 2018 General Rate Case Decision and 2019 Earnings Guidance May 2019

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to formal regulatory approval; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • actions, or inaction, of the state of California with respect to achieving a timely and comprehensive solution mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are a substantial cause; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the GS&RP application, the 2019 WMP, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions; • ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms; • actions by credit rating agencies to downgrade Edison International or SCE's credit ratings or to place those ratings on negative watch or outlook; • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on- site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers; • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. This presentation updates certain information contained in the company’s Business Update dated May 1, 2019. The company continues to analyze the regulatory, tax and accounting implications of the final decision and preliminary conclusions maybe subject to change. May 28, 2019 1

SCE 2018 General Rate Case Decision

On May 16, 2019, the CPUC issued a final decision which is focused on SCE's safety and reliability investments in infrastructure replacement and grid modernization, while mitigating customer rate impacts through lower operating costs

- 2018 base revenue requirement decision of $5.117 billion
  - Additional $336 million increase in 2019 and a $410 million increase in 2020
  - 95% of O&M expenses were adopted
  - Results in an approximately 5% reduction to current bundled customer rates and bills
- 2018 CPUC-jurisdictional capital spending authorization of $2.9 billion[1]
  - Authorization is 92% of SCE's request excluding Grid Modernization and project approvals that were deferred to the next case for timing reasons[2]
  - Grid Modernization capital spending authorization was approximately 35% of request

($ billions)

Year	SCE Tax Update Testimony 2/16/18 (Table III-1)	Decision 5/16/19	Difference to Request ($/%)
Base Revenue Requirement			
2018	$5.534	$5.117	($0.417)/(7.5%)
2019	$5.965	$5.453	($0.512)/(8.6%)
2020	$6.468	$5.863	($0.605)/(9.4%)
CPUC Rate Base[3]			
2018	$22.939	$22.336	($0.603)/(2.6%)
2019	$25.181	$24.236	($0.945)/(3.8%)
2020	$27.445	$26.156	($1.289)/(4.7%)

1. Excludes capitalized overheads and customer contributions
2. Project approvals referenced include the Cerritos Channel Project Transmission Line Relocation project and Customer Service Re-Platform (CSRP) program
3. Net of "rate-base offset" for the 2015 GRC decision

May 28, 2019
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Resolution of GRC Open Items

Proposed Decision

Shareholder-Assigned Costs

- PD seeks to assign the costs (~$114 million) of six service centers to shareholders; these were previously authorized but not completed due to re-prioritization of funds to other projects
- PD limits SCE management discretion

Overhead Conductor & 4kV Programs

- PD disallows 10% of 2015-2020 Overhead Conductor Program costs which SCE believes are prudent (both historical and future costs)
- PD rejects SCE's justification for 4kV substation eliminations but suggests these programs support safety and reliability

Depreciation

- PD authorizes depreciation expense lower than any party's proposal
- Directs SCE to work with intervenors on 2021 GRC depreciation study with limited time until filing

Final Decision

Shareholder-Assigned Costs

- Removes language associated with costs assigned to shareholders for service centers and Overhead Conductor Program; SCE will record all the costs in a new memorandum account which will be reviewed by the CPUC at a later date

Overhead Conductor & 4kV Programs

- Adopts funding at 2016 recorded levels for Overhead Conductor Program
- Reverses eliminations proposed for the 4kV substations which support safety and reliability; Adopts funding at 2015 authorized levels with escalation

Depreciation

- Removes inconsistencies and adopts 2015 GRC authorized levels; does not significantly change PD language
- Directs SCE to hold workshop

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SCE Capital Expenditure Forecast

($ billions)



Distribution
Transmission
Generation
Wildfire mitigation-related spend
Wildfire mitigation-related spend range
$4.4
$4.5
$4.9
$4.7

	2018	2019	2020
Prior Forecast (PD)	$4.4	$4.5	$4.4-4.6
Delta	–	–	*$0.3*

Long Term Investment Drivers

Transportation Electrification

- Recently approved $356 million ($242 million of capital spending) medium- and heavy-duty vehicle transportation electrification program (included in forecast)
- Requested $760 million ($561 million of capital spending) Charge Ready 2 application which focuses on charging infrastructure for light-duty vehicles (excluded from forecast)

Wildfire Mitigation-Related Spend

- Grid Safety and Resiliency Program (GS&RP): $582 million request ($407 million of capital spending) – focused on investment and operational practices that address increasing wildfire risk and bolster fire prevention and suppression activities
- Wildfire Mitigation Plan (WMP) filed February 2019 and SCE expects to file its 2020 WMP by early 2020
- CPUC has authorized tracking of costs related to the GS&RP and WMP through memorandum accounts
- 2019 includes approximately $350 million of wildfire mitigation-related spend, 2020 includes range of $500 to $700 million

Note: 2019 – 2020 includes capital expenditures of $846 - $1,046 million for Wildfire Mitigation-Related Spend.

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SCE Rate Base Forecast ($ billions) $33.2 $30.7 $28.5 2018 2019 2020 (FD) (FD) (FD) Prior Forecast (PD) $28.4 $30.7 $33.1 Delta $0.1 $0.0 $0.1 Note: : Weighted-average year basis. FERC based on latest forecast. CPUC excludes the “rate-base offset” adjustment related to the 2015 GRC write off of the regulatory asset for 2012-2014 incremental tax repairs. Figures do not include wildfire mitigation-related dollars. May 28, 2019 5

2019 EIX Core Earnings Guidance

2019 Core Earnings Per Share Guidance – Building from SCE Rate Base



$4.62
$0.39
$0.22
($0.33)
($0.07)
$4.82
• Financing and other: $0.30
• Z-factor advice letter approval: $0.04
• Energy efficiency: $0.05
• HoldCo operating expenses: 1 cent per share per month
• EEG: target breakeven run rate by year-end 2019
• Assumed weighted-average share count: ~331 million shares
SCE 2019 EPS from Rate Base Forecast
SCE Variances
Test Year 2018 GRC True-Up
EIX Parent & Other
Share Count Dilution
EIX 2019 Core EPS Midpoint Guidance

Key Assumptions

Total Rate Base $30.7 billion

- FERC comprises ~20% of total

CPUC

Return on Equity (ROE)	10.3%
Capital Structure[1]	48% equity

FERC

ROE[2] 10.5% with incentives

- Last approved FERC ROE; settlement discussions regarding current 11.5% request continue and is subject to refund
- Revenues will be adjusted to reflect FERC ROE decision for 2018 and 2019 (retroactive to January 1, 2018)

Capital Structure Recorded capital structure; 44% 2019 average estimated equity

Other Items

Equity Issuances Up to $1.5 billion under ATM program by year end based on measured approach

EIX 2019 Core EPS guidance range of $4.72 - $4.92

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-affected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not foot due to rounding.

1. On February 28, 2019, SCE filed an application with the CPUC for a waiver of compliance with this equity ratio requirement, describing that while the wildfire-related charge accrued in the fourth quarter of 2018 caused its equity ratio to fall below 47% on a spot basis as of December 31, 2018, SCE remains in compliance with the 48% equity ratio over the applicable 37-month average basis. While the CPUC reviews the waiver application, SCE is considered in compliance with the capital structure rules
2. SCE's April 11, 2019 filing to revise its ROE is pending review with the FERC and not reflected in guidance assumptions

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Appendix May 28, 2019 7

Capital Expenditure/Rate Base Detailed Forecast ($ in billions) Detailed Capital Expenditures – 2017-2020 Total 2017 2018 2019 2020 2019-2020 Distribution1,2 $3.1 $3.5 $3.2 $3.2 $6.4 Transmission1 0.5 0.7 0.7 0.8 1.5 Generation1 0.2 0.2 0.2 0.2 0.4 Subtotal $3.8 $4.4 $4.1 $4.2 $8.3 Wildfire Mitigation-Related Spending - - 0.4 0.5-0.7 0.9-1.1 Total $3.8 $4.4 $4.5 $4.7-4.9 $9.2-9.4 Rate Base – 2017-2020 2017 2018 2019 2020 Rate Base3 $26.2 $28.5 $30.7 $33.2 1. Includes allocated capitalized overheads and general plant, net of customer contributions 2. Includes capital expenditures of approximately $54 million for wildfire-related spend in 2018 3. Does not include wildfire mitigation-related dollars Note: Totals may not foot due to rounding. May 28, 2019 8

Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance EPS Attributable to Edison International 2019 Low Midpoint High SCE $5.00 EIX Parent & Other (0.33) Basic EPS1 $4.57 $4.67 $4.77 Non-Core Items SCE2,3 (0.15) (0.15) (0.15) EIX Parent & Other — — — Total Non-Core1 (0.15) (0.15) (0.15) Core EPS SCE $5.15 EIX Parent & Other (0.33) Core EPS1 $4.72 $4.82 $4.92 1. EPS is calculated on the assumed weighted-average share count of approximately 331 million shares for 2019 2. Includes $0.22 per share of non-core items recorded for the three months ended March 31, 2019 and $(0.37) per share related to the impairment of utility property, plant and equipment due to the receipt of the 2018 GRC final decision in May 2019 3. Includes $(0.01) as a result of share count dilution May 28, 2019 9

Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Allison Bahen, Principal Manager (626) 302-5493 allison.bahen@edisonintl.com May 28, 2019 10